UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2021

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 13, 2021, Midwest Energy Emissions Corp. (the “Company”) issued a press release announcing the appointment of Jami L. Satterthwaite as Chief Financial Officer of the Company, effective June 1, 2021.

Jami L. Satterthwaite, age 41, is a certified public accountant and has served as Chief Accounting Officer of the Company since October 2020. Prior thereto, and from December 2019 to October 2020, she served as Controller of the Company. From October 2010 to January 2018, she was a partner in the accounting firm of Nelson & Swaite, CPAs, LLC, located in Vancouver, Washington, and from January 2007 to September 2010, she was an accountant with the accounting firm of Caley & Associates, CPAs, located in Vancouver, Washington. Ms. Satterthwaite received her Bachelor’s Degree in Accounting from Saint Martin’s College (1999).

Ms. Satterthwaite does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Ms. Satterthwaite and any other person pursuant to which Ms. Satterthwaite was appointed as Chief Financial Officer of the Company. There are no transactions in which Ms. Satterthwaite has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 13, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: May 18, 2021	By:	/s/ David M. Kaye
David M. Kaye Secretary

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